DES MOINES AND SEATTLE FHLBANK MERGER AGREEMENT
October 2, 2014
This FAQ contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines (Des Moines Bank) and the Federal Home Loan Bank of Seattle (Seattle Bank) (together the Banks). These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the ability of the Banks to obtain FHFA and member approvals relating to the merger, the completion of the merger and the management, operation and products and services of a combined Bank if the merger is completed may differ materially from those expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability of the parties to obtain the required approvals relating to the merger and to complete the merger (including from the FHFA and the Banks’ members), the ability of the parties to complete a transaction pursuant to the terms of the merger agreement, the ability to realize the expected benefits and efficiencies of a merger, potential costs, liabilities and delays relating the a merger, general economic and financial market conditions, and other internal and external factors that may affect the ability to complete or the reasons for a merger. Additional factors are discussed in the Banks’ most recent annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The Banks do not undertake to update any forward-looking statements made in this announcement. The descriptions of the merger agreement and proposed bylaws and capital plan of the combined Bank included herein are qualified in their entirety by reference to the merger agreement and form of bylaws and capital plan filed as Exhibit 2.1 to the current report on Form 8-K filed by the Des Moines Bank on September 25, 2014.

The Federal Home Loan Banks of Des Moines and Seattle (Des Moines and Seattle Banks) have entered into a definitive agreement to merge. Material details of the merger agreement are included in the Banks’ Form 8-K filings with the Securities and Exchange Commission

The merger agreement has been unanimously approved by the boards of directors of both Banks. The closing of the merger is subject to certain closing conditions, including approval by the Federal Housing Finance Agency and ratification by the member-owners of the Des Moines and Seattle Banks.

The boards of both Banks believe that a merger of the Des Moines and Seattle Banks would combine two complementary organizations with similar cultures, membership characteristics and solid financial positions. The combined Bank would remain a member-owned and member-centric cooperative, deeply focused on helping its members strengthen their institutions to better serve their customers and communities.

la-1265642                                  Member FAQ / Merger Agreement
October 2, 2014

Timelines and Next Steps

Q:	What are the next steps in the process?

A:
The Des Moines and Seattle Banks will prepare and submit a merger application to the Federal Housing Finance Agency (FHFA) during the fourth quarter of 2014. After the FHFA has approved the merger application, Des Moines and Seattle Bank members will vote on whether or not to ratify the merger. The member vote is expected to occur in the first half of 2015.

Q:	How will the voting process work? What kind of information can the members expect to receive so that they can make an informed decision? How much time will members have to vote?

A:
Prior to the vote, the Des Moines and Seattle Banks will each provide their members with a copy of the authorized merger agreement, a ballot and a disclosure statement that includes a date for the return of the completed ballot. After receipt of ballots and disclosures materials, members will have no less than 30 calendar days to vote.

Q:	How many votes can each member cast?

A:
In general, each member of each Bank will be entitled to cast one vote for each share of Bank stock that the member was required to own as of a record date that has yet to be determined; however, the number of votes that any member may cast will be capped at the average number of shares of stock required to be held by all members of that Bank, calculated on a district-wide basis.

Q: What are the voting options?

A:
A member must cast all of its votes either for or against the ratification of the merger agreement or may abstain from the voting process. In addition, each member’s vote must be made by resolution of its governing body, either authorizing the specific vote or delegating to a specific individual the authority to vote.

Q:	How many member votes will be required to ratify the merger?

A:
Members of the Des Moines and Seattle Banks will vote separately. The decision to merge will be ratified if a majority of the votes cast in each Bank’s election has been cast in favor of ratification of the merger agreement.

Q:	What is the proposed “effective date” of the merger, and what does this refer to?

A:
The effective date of the merger describes the official consolidation of both organizations. On that date, members of both Banks will automatically become members of the combined Bank. Assuming all required approvals are obtained, we estimate that the effective date of the merger will be sometime in the middle of 2015. This is a preliminary estimate and is dependent upon many factors. The transition date of products and services may differ from the effective date.

Q:	How long might a complete integration of the Banks take?

A:
Although complete systems integration could take several quarters, the combined Bank would seek to be operationally ready to serve the needs of all members as “one Bank” by the effective date of the merger.

la-1265642                                   Member FAQ / Potential Merger
October 2, 2014

Governance

Q:	What will the composition of the board of directors be for the combined Bank? Will there be equal representation from each state in the new Bank’s district?

A:
The board of directors of the combined Bank will initially be composed of the current 29 members of both boards: 15 will be members of the Des Moines Bank’s board and 14 will be members of the Seattle Bank’s Board. The board will remain at 29 members until the board develops a plan, with the approval of the FHFA, to reduce the size of the board to an agreed-upon level. By regulation, there will be at least one board member from each state in the combined district.

Q:	Who will lead the board of the combined Bank?

A:
The chair of the Des Moines Bank’s board will be the chair of the board of directors of the combined Bank, and the chair of the Seattle Bank’s board will be the vice chair of the combined Bank for two years following the effective date of the merger.

Q:	How will the board committees be structured?

A:
The board of directors of the combined Bank will have an executive committee, finance committee, risk committee, audit committee, human resources and compensation committee, technology or information systems committee, mission and member relations committee and any other committees that the board may establish in conjunction with the bylaws of the combined Bank. The chair, in consultation with the vice chair, will appoint committee chairs, taking into consideration the intent that committee chairs should include both former Des Moines and Seattle Bank directors.

Q:	Have any decisions been made about the composition and structure of the combined Bank’s executive team?

A:
As of the effective date, the chief executive officer of the combined Bank will be Dick Swanson, president and chief executive officer of the Des Moines Bank. The president of the combined Bank will be Mike Wilson, president and chief executive officer of the Seattle Bank. The Banks will jointly designate the remaining executive officers of the combined bank, which will represent a combination of executives from both Banks.

Q:	Are the bylaws proposed for the combined Bank materially different than the bylaws for the individual Banks?

A:
The Des Moines Bank’s bylaws will become the basis of the bylaws for the combined Bank, with the inclusion of selected provisions from the Seattle Bank’s bylaws. Among other things, the bylaws will be updated to reflect the expanded size of the board of directors to 29 members, modernized to reflect electronic delivery and communications and provide that action by written consent without a meeting must be unanimous. There are other modifications included in the Form 8-K’s filed by each of the Banks.

Capital Plan, Stock and Dividends

Q:	What is the proposed capital structure for the combined Bank? How does this differ from the current capital structure for each of the individual Banks?

A:	The combined Bank's capital plan will be based on the Des Moines Bank’s existing capital plan, with some modifications to facilitate the transition to the combined Bank.

la-1265642                                   Member FAQ / Potential Merger
October 2, 2014

Q: How do I know that this merger will not reduce the value of my stock?

A: The current par value of the Des Moines Bank’s capital stock is $100. This is consistent with the par value of the Seattle Bank’s capital stock. After the merger, the par value of capital stock will remain at $100.

Q:	In the combined Bank, how will dividend payments be handled?

A:
All shareholders in the combined Bank will be treated equally from a dividend perspective. The combined Bank is expected to continue to pay a differential dividend based on stock used to support membership and stock used to support activity.

Member Service and Support

Q:	Where will the combined Bank be headquartered?

A:	The boards of directors of both Banks have agreed that the headquarters for the combined Bank will be located in Des Moines.

Q:	Will the expansion in the size of the district impact the current business model of maintaining relationship managers in the field? Will I have a new relationship manager?

A: The Des Moines Bank’s business model of maintaining relationship managers in the field will not change. There are no immediate plans to reassign relationship managers; therefore, your current relationship manager is expected to continue to serve your financial institution.

Q:	How will the merger affect our product and service offerings? Are the Des Moines Bank’s products very different from the Seattle Bank’s products?

A:
The Des Moines Bank’s products are very similar to the Seattle Bank’s. Where the Seattle Bank offers a product currently not offered by the Des Moines Bank, we would expect that product to be offered to all members of the combined Bank. Overall, we would expect members of both Banks to benefit from an expanded suite of products and services.

Q:	What will be the impact on my access to liquidity? Will my credit line or collateral requirements be changed as a result of this transaction?

A:
Member access to liquidity will not be compromised as a result of this merger. Although many decisions are pending as we discuss the potential merger, both Banks recognize that the primary reason for joining a FHLBank is to obtain reliable access to liquidity and long-term funding. Both Banks are committed to ensuring this transaction does not in any way jeopardize this fundamental value of membership.

Q:	Will there be any changes to credit and collateral policies?

A:	No changes are expected to be made to the Des Moines Bank’s credit and collateral policies.

Q: Will there be any changes to the MPF Program?

A: No changes are expected to be made to the Des Moines Bank’s MPF program.

la-1265642                                   Member FAQ / Potential Merger
October 2, 2014

Q: What can members expect in terms of a continuing presence in Seattle? What will this look like?

A:
The boards of directors of both Banks believe that it is critical to maintain a satellite office in Seattle to support member relationships, community investment activity and certain operational functions. Many operational and back office functions will transfer to Des Moines and will likely be staffed by existing Des Moines Bank employees and, potentially, some current Seattle Bank employees.

Community Investment

Q:	Have any decisions been made regarding the composition and structure of the combined Bank’s Advisory Council?

A:
The merger agreement does not specifically address the composition of the combined Bank’s Advisory Council, but it is reasonable to expect that the Advisory Council will include representation from the Des Moines and Seattle districts.

Q:	How will the distribution of Affordable Housing Program (AHP) funding be determined? What about this year's AHP applications? When will the AHP funding rounds be combined?

A:
The process of distributing AHP funds for 2014 and for 2015 will not be affected by a merger. That is to say that each of the Banks will conduct separate funding rounds in each of these years. We anticipate a combined funding round for 2016, with allocation of funds divided between a competitive program and a set-aside program in a manner approved by the board of directors with the input of the Advisory Council.

Other Related Questions

Q:	Did the Banks’ boards of directors unanimously approve the merger agreement?

A:	The merger agreement was unanimously approved by the Des Moines and Seattle Banks’ boards.

Q:	How long have the Des Moines and Seattle Banks been considering a merger?

A:
The exclusivity agreement between the boards of directors of the two Banks resulted from several months of serious discussions that began in February 2014. As previously disclosed, the boards of directors signed an exclusivity arrangement in July 2014 to pursue merger discussions and undertake a due diligence process.

Q:	What, if anything, happens if the merger falls through?

A:
We’re mindful of the fact that many potential mergers are not completed for a variety of reasons. If the merger is not approved, either by the FHFA or the membership of either or both Banks, the Des Moines and Seattle Banks will continue to operate as standalone entities in line with their strategic plans.

Q:	What is motivating the combination?

A:
The combined institution would serve 13 states and the U.S. Pacific territories and nearly 1,500 member financial institutions. We believe our members will benefit from a combined Bank with increased economies of scale, greater risk diversification and an enhanced suite of products and services.

la-1265642                                   Member FAQ / Potential Merger
October 2, 2014

Q: For the past several years, the Seattle Bank has been identified as a “troubled” Bank. What is their current status?

A: The Seattle Bank has shown great improvement in their financial performance over the last several years. They have been profitable every quarter since September 2011 and have paid a dividend every quarter since Q3 2013. Additionally, since September
2012, the Seattle Bank has been deemed adequately capitalized by the FHFA.

Q:	Who/what gives the Banks the authority to merge?

A:
Section 1209 of the Housing and Economic Recovery Act of 2008 (HERA) amended section 26 of the Federal Home Loan Bank Act to permit a FHLBank to voluntarily merge with another with the approval of its board of directors, its members and the FHFA Director.

Q:	In 2007, the Chicago and Dallas FHLBanks attempted to merge, but failed. Why would you expect this proposed merger to succeed?

A:
We are mindful that many potential mergers are never completed for a variety of factors. The Des Moines and Seattle Banks are pursuing a merger because their boards believe that, with its expanded financial strength and geographic reach, a combined cooperative may be better positioned to fulfill its mission and provide members with greater resources to help their businesses and communities thrive. They are also optimistic that a merger of these two Banks would be successful because the Banks share similar values, member characteristics and corporate cultures, all of which are important to facilitating a successful combination.

Q: Will this merger have any impact on the level of support that the combined Bank will provide to trade associations?

A: The combined Bank will continue to sponsor and cultivate strong relationships with identified trade associations. These relationships are viewed as crucial to the success of the combined Bank.

la-1265642                                   Member FAQ / Potential Merger
October 2, 2014